UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 14, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

ITEM 1.01     Entry into a Material Definitive Agreement.
On August 14, 2017, Arch Capital Group Ltd. (the “Company”) entered into a Purchase Agreement pursuant to which the Company agreed to sell, and the underwriters named therein agreed to purchase, subject to and upon terms and conditions set forth therein, 8,000,000 depositary shares (the Depositary Shares), each of which represents a 1/1,000th interest in a share of its 5.45% Non-Cumulative Preferred Shares, Series F. The public offering price is $25 per Depositary Share for an aggregate public offering price of $200,000,000. The underwriters have an option to purchase from the Company an additional 1,200,000 Depositary Shares at the public offering price, less the underwriting discount, within 30 days to cover over-allotments, if any. The offering was made pursuant to an effective shelf registration statement and is expected to close on August 17, 2017. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.01 and is incorporated herein by reference.

ITEM 8.01    Other Events.

On August 14, 2017, the Company issued a press release announcing the pricing of its underwritten public offering of the Depositary Shares. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.
See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: August 16, 2017	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.01
Purchase Agreement dated as of August 14, 2017 among the Company and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities
LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated August 14, 2017 announcing the Company’s public offering of Depositary Shares.